THIRD AMENDMENT TO
                                RIGHTS AGREEMENT


     THIS THIRD  AMENDMENT  (this "Third  Amendment"),  dated as of September 4,
                                   ----------------
2003, is between ROSS SYSTEMS, Inc., a Delaware corporation (the "Company"), and
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REGISTRAR AND TRANSFER COMPANY, as Rights Agent (the "Rights Agent").
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     WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement dated as of September 4, 1998, as amended as of July 6, 2001, and as amended pursuant to that certain Amendment to Rights Agreement dated August 10, 2001, appointing Rights Agent as successor rights agent to BankBoston, N.A. (such agreement, as amended, the "Rights Agreement");
                            ----------------

     WHEREAS,  chinadotcom corporation, a Cayman Islands company ("Parent"), CDC
                                                                   ------
Software  Holdings,   Inc.,  a  Delaware   corporation   ("Merger  Sub")  and  a
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wholly-owned  subsidiary  of Parent,  and the  Company  propose to enter into an
Agreement and Plan of Merger pursuant to which (subject to the terms and conditions set forth therein) Merger Sub will be merged with and into the Company; and

     WHEREAS, pursuant to Section 27 of the Rights Agreement, the Board of Directors of the Company has determined that an amendment to the Rights
Agreement as set forth herein is necessary and desirable to reflect the foregoing and certain other matters, and the Company and the Rights Agent desire to evidence such amendment in writing.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

     1.  Amendment of Section  1(a).  The first  sentence of Section 1(a) of the
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Rights Agreement is hereby deleted in its entirety and replaced by the following sentence:

          (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Company's Common Shares then outstanding, but shall not include the Company, any Subsidiary of the Company or any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan; provided, however, that Benjamin W. Griffith, III or any entity wholly-owned by Benjamin W. Griffith, III (collectively, "Griffith") shall not be deemed an "Acquiring Person" until such time as Griffith shall be the Beneficial Owner of more than 21% of the Company's Common Shares then outstanding or until such time as Griffith announces a tender offer to acquire more than 21% of the Company's outstanding Common Shares (collectively, the "Limitations").

     2. Amendment of Section 1. Section 1 of the Rights  Agreement is amended by
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inserting the following as a new paragraph at the end of Section 1:


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


          "In addition, notwithstanding anything in this Agreement to the contrary, (i) neither chinadotcom corporation, a Cayman Islands company ("Parent"), CDC Software Holdings, Inc., a Delaware corporation ("Merger Sub"), a wholly-owned subsidiary of Parent, nor any Affiliate or Associate of Parent or Merger Sub, shall be deemed to be an Acquiring Person by virtue of the execution of the Agreement and Plan of Merger, to be entered into on or about September 4, 2003, by and between Parent, Merger Sub and the Company, as it may be amended or supplemented from time to time in accordance with its terms (the "Merger Agreement"), by virtue of the execution of any of the Stockholder Agreements (as defined in the Merger Agreement) or the Preferred Stockholder Agreement (as defined in the Merger Agreement), or by virtue of any of the transactions contemplated by the Merger Agreement, the Stockholder Agreements or the Preferred Stockholder Agreement, and (ii) no Shares Acquisition Date, Distribution Date or Triggering Event shall be deemed to occur by virtue of the execution of the Merger Agreement, any of the Stockholder Agreements or the Preferred Stockholder Agreement, or by virtue of any of the transactions contemplated by the Merger Agreement, the Stockholder Agreements or the Preferred Stockholder Agreement, including, without limitation, the publication or other announcement of the signing of the Merger Agreement, the Stockholder Agreements or the Preferred Stockholder Agreement or the consummation of the Merger (as defined in the Merger Agreement)."

     3.  Amendment  of Section  1(q).  Section  1(q) of the Rights  Agreement is
         ----------------------------
deleted in its entirety and replaced by the following Section 1(q):

          (q) "Expiration Date" shall mean the earliest to occur of: (i) the Close of Business on the Final Expiration Date, (ii) the Redemption Date,
     (iii) the time at which the Board of Directors orders the exchange of Rights as provided in Section 24 hereof, or (iv) notwithstanding anything to the contrary in this Agreement, the time immediately prior to the Effective Time (as defined in the Merger Agreement)."

     4. Amendment of Section 13.  Section 13 of the Rights  Agreement is amended
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by inserting the following sentence at the end of such Section:

          "Notwithstanding the foregoing, this Section 13 shall not apply to the Merger or as a result of the execution and delivery of the Merger Agreement, the Stockholder Agreements or the Preferred Stockholder Agreement or any of the transactions contemplated by the Merger Agreement, the Stockholder Agreements or the Preferred Stockholder Agreement, including, without limitation, the publication or other announcement of the signing of the Merger Agreement, the Stockholder Agreements or the Preferred Stockholder Agreement or the consummation of the Merger (as defined in the Merger Agreement)."

     5.  Effectiveness.  This Third  Amendment  shall be deemed  effective as of
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September  4, 2003,  as if executed on such date.  Except as  expressly  amended hereby, all of the terms and provisions of the Rights Agreement are and shall remain in full force and effect and shall be otherwise unaffected by this Third Amendment.


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

     6.  Governing  Law. This Third  Amendment  shall be deemed to be a contract
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made  under  the laws of the State of  Delaware  and for all  purposes  shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

     7.  Counterparts.  This Third  Amendment  may be  executed in any number of
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counterparts,  each of such counterparts  shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

     8. Severability.  If any term,  provision,  covenant or restriction of this
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Third Amendment is held by a court of competent  jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Third Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to the Rights Agreement to be duly executed as of the date first above written.


                                                  ROSS SYSTEMS, INC.


                                                  /s/ J. Patrick Tinley
                                                  ------------------------------
                                                  Name:  J. Patrick Tinley
                                                  Title: Chief Executive Officer



                                                  REGISTRAR AND TRANSFER COMPANY


                                                  /s/ William P. Tatler
                                                  ------------------------------
                                                  Name:  William P. Tatler
                                                  Title:     Vice President




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